Exhibit 3.66

MANARTDOC[McINTOSH]

ARTICLES OF ASSOCIATION

of

MANAGEMENT AVIATION LIMITED

61/B292.3/mm	Dorman Jeffrey & Co.,
Solicitors,
GLASGOW

MANARTDOC[McINTOSH]

Company No. 872372

COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

MANAGEMENT AVIATION LIMITED

(as adopted on 31ST OCTOBER 1994)

1.	APPLICATION OF TABLE A

1.1	The Regulations contained in Table A in the schedule to the Companies (Tables A to F) Regulations 1985 as amended (hereinafter referred to as “Table A”) shall apply to and shall be the regulations of the Company save insofar as they are excluded or varied hereby or are inconsistent herewith and regulation 1 of Table A, as it applies to and is a regulation of the Company, shall apply for the purposes of the interpretation of these presents.

1.2	The regulations numbered 5, 24, 35, 40, 65 to 69 inclusive, 73 to 77 inclusive, 80, 82 to 84 inclusive, 87, 93 to 98 inclusive, 101 and 102 of Table A, shall not apply to the Company and the following Regulations shall be modified:-

regulation 1 so that the definition of “the seal” shall be held to be delete;

regulation 6 so that the words “be sealed with the seal” shall be held to be delete and there shall be inserted in lieu thereof the words “bear autographic signatures of two directors or one director and the secretary or two authorised signatories of the company”;

regulation 10 so that the words “Neither the purchaser nor, if a different person, the transferee shall be bound to see to the application of the purchase money and” shall be inserted immediately before the words “The title”;

regulation 11 so that the words “thereof as determined by the directors” be inserted after the words “costs”;

regulation 15 so that the words “in whole or in part” shall be inserted after the words “remains unpaid”;

regulation 18 so that there shall be added to the end of the first sentence thereof the words “and all expenses that may have been incurred by the Company by reason of such non-payment”;

regulation 37 so that the words “or any member” shall be held to be delete;

regulation 38 so that the words “or a resolution appointing a person as a director” shall be held to be delete;

regulation 59 so that the second sentence thereof shall be held to be delete;

regulation 64 so that the words in parenthesis shall be held to be delete;

regulation 78 so that the words “Subject as aforesaid” and the words from and including the word “and” to the end of the regulation shall be held to be delete;

regulation 79 so that the second and third sentences thereof shall be held to be delete;

regulation 81 so that

(i)	the year “1960” shall be held to be delete and in lieu thereof the year “1984” shall be inserted; and

(ii)	there shall be added at the end thereof the following additional sub-paragraph

“(f) he shall be the subject of a notice of removal, given pursuant to article 7.8 of the articles of association of the Company.”;

regulation 85 so that there shall be added at the end thereof the following additional sub-paragraph

“(d) may vote on, and be counted in the quorum present at a meeting in relation to, a resolution relating to our touching upon any such transaction, arrangement or body corporate.”;

regulation 89 so that the second sentence thereof shall be held to be delete;

regulation 93 so that the words from and including “but a resolution” to the end of the regulation shall be held to be delete.

2.	SHARE CAPITAL

2.1	The share capital at the date of adoption of these articles is £15,000,000 divided into 15,000/000 ordinary shares of £1.00 each.

2.2	Subject to the provisions of the Act, the Company may at any time and from time to time

2.2.1	issue shares which are or are liable to be redeemable, whether at the option of the Company or the holders thereof, and

2.2.2	purchase its own shares (including any redeemable shares).

3.	PRIVATE COMPANY

3.1	The Company is hereby declared to be a private company and no invitation shall at any time be made to the public to subscribe for any shares or debentures of the Company.

3.2	The Company shall not have power to issue share warrants to bearer.

4.	ALLOTMENT OF SHARES

4.1	The directors shall not be entitled to allot any shares, or grant any rights to subscribe for, or to convert any security into, shares in the capital of the Company, unless otherwise authorised by the Company in general meeting.

4.2

Unless otherwise determined by ordinary resolution of the Company all or any unissued shares shall before issue be offered to the members holding ordinary shares in proportion as nearly as circumstances admit to their existing holdings of such shares. Any such offer shall be made by notice in writing specifying the number of shares comprised in the offer and specifying a date (being not less than fourteen days after the date of the offer) after which the offer, if not by then accepted, will be deemed to have been refused. The offer shall indicate that a member may accept in respect of a lesser number of shares than those comprised in the offer and shall also include notification to the effect that a member to whom the offer is made who desires an allotment of shares in excess of the number of shares comprised in the offer should within twenty one days from the date of the offer state how many excess shares he desires to have. If one or more of the members to whom the offer is made do not accept the offer in respect of all the shares offered to them, the shares in respect of which no acceptance is received (the “excess shares”) shall be applied in satisfying any request or requests for excess shares. In the event of the excess shares being insufficient in number to satisfy all the requests received for excess shares such request or requests for excess shares shall be satisfied to an extent in proportion as nearly as circumstances admit to the then existing holding of ordinary shares of the members making such requests. If any shares are not taken up by the existing members in accordance with the provisions of this article then the directors may dispose of such shares to such persons and on such terms and conditions as they deem desirable and without prejudice to the foregoing generality they may allot such shares in payment for property sold or transferred or for services rendered to the Company or for such other consideration as the directors may think fit and the shares so allotted may be issued as, and shall be deemed to be, partly paid up or fully paid up shares.

4.3	The provisions of sections 89(1) and 90(1) to (6) of the Act (as the same may be modified or re-enacted) are hereby expressly excluded.

5.	TRUSTS

The Company shall be entitled, but shall not be bound, to accept and, in the event of acceptance, shall be entitled to record in such manner as it may think fit, notices of any trusts in respect of any shares of the Company. Notwithstanding any such acceptance and/or the making of any such record, the Company shall not be bound to see to the execution, administration or observance of any trust whether expressed, implied, or constructive, in respect of any shares of the Company and shall be entitled to recognise and give effect to the acts and deeds of the registered holders of such shares as if they were the absolute owners thereof. For the purposes of this provision “trust” includes any right in respect of any shares of the Company other than an absolute right thereto in the holder thereof or such other rights in case of transmission thereof as are hereinafter mentioned.

6.	MEETINGS

No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Save as herein otherwise provided, or in the event of the Company having only one member when the quorum shall be the sole member, a quorum shall be two persons present and holding or representing by proxy in the aggregate at least one-half of the capital of the Company whose holders are entitled to be present and vote.

7.	DIRECTORS

7.1	Unless otherwise determined by the Company in general meeting, the number of directors shall be not less than two.

7.2	A director shall not require a share qualification but nevertheless shall be entitled to attend and speak at any general meeting of the members of the Company.

7.3	Each of the directors shall receive such fee, if any, as such director as the Company shall from time to time determine in general meeting.

7.4	All the directors shall be repaid all travelling, hotel and other expenses properly incurred by them in attending board meetings, or otherwise in connection with the business of the Company.

7.5	Any director who shall be unable to attend in person any meeting of the directors shall be entitled to participate in any such meeting by telephone or any other medium so long as all the directors shall be able to hear each other and any director so participating shall be counted in the quorum of the meeting and shall, subject to the provisions of these articles, be entitled to vote on any resolution put to the meeting.

7.6	Without restricting the generality of the powers conferred on the directors, the directors may give or award pensions, annuities, gratuities and superannuation or other allowances or benefits to any persons who are or have at any time been directors of or employed by or in the service of the Company or of any company which is a subsidiary company of or allied or associated with the Company or any such subsidiary and to the wives, widows, children and other relatives and dependants of any such persons and may set up, establish, support and maintain pension, superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of such persons as are hereinbefore referred to or any of them or any class of them and so that any director shall be entitled to receive and retain for his own benefit any such pension, annuity, gratuity, allowance or other benefit (whether under any such fund or scheme or otherwise) and may vote as a director in respect of the exercise of any of the powers by this article conferred upon the directors, notwithstanding that he is or may be or become interested therein.

7.7	A resolution in writing signed by all the directors for the time being in the United Kingdom shall be as effective as a resolution passed at a meeting of the directors duly convened and held, and may consist of several documents in the like form, each signed by one or more of the directors.

7.8	The holder(s) of more than one half of the equity share capital of the Company shall be entitled at any time and from time to time by notice in writing to the secretary of the Company to appoint any person to be a director of the Company (without limit in number so appointed) and by like notice to remove any of the directors of the Company and at any time or times by like notice to appoint any other person to be a director in place of the director so removed or in place of any director who has died or vacated office in any way.

8.	DIVIDENDS

The Company may in general meeting declare dividends.

9.	INDEMNITY

Subject to the provisions of the Act, every director, auditor, secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto. Regulation 118 Table A shall be extended accordingly.

MANARTDOC[McINTOSH]

ARTICLES OF ASSOCIATION

of

MANAGEMENT AVIATION LIMITED

61/B292.3/mm	Dorman Jeffrey & Co.,
Solicitors,
GLASGOW

MANWRRDOC[McINTOSH]

Company No. 872372

MANAGEMENT AVIATION LIMITED

(“the Company”)

Written record of a decision of the sole member of the Company taken pursuant to Section 382B(1) of the Companies Act 1985 passing the following resolution as a Special Resolution:-

SPECIAL RESOLUTION

THAT the existing Articles of Association of the Company be and they are hereby cancelled and in substitution therefor the Articles of Association of which a print is attached to this written record and is subscribed by the sole member for identification be and they are hereby adopted as the Articles of Association of the Company.

Dated	31st October 1994.

Director

Director/Secretary

For and on behalf of Bond Holdings Limited, The Sole Member

MANARTDOC[McINTOSH]

Company No. 872372

COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

MANAGEMENT AVIATION LIMITED

(as adopted on 31ST OCTOBER 1994)

1.	APPLICATION OF TABLE A

1.1	The Regulations contained in Table A in the schedule to the Companies (Tables A to F) Regulations 1985 as amended (hereinafter referred to as “Table A”) shall apply to and shall be the regulations of the Company save insofar as they are excluded or varied hereby or are inconsistent herewith and regulation 1 of Table A, as it applies to and is a regulation of the Company, shall apply for the purposes of the interpretation of these presents.

1.2	The regulations numbered 5, 24, 35, 40, 65 to 69 inclusive, 73 to 77 inclusive, 80, 82 to 84 inclusive, 87, 93 to 98 inclusive, 101 and 102 of Table A, shall not apply to the Company and the following Regulations shall be modified:-

regulation 1 so that the definition of “the seal” shall be held to be delete;

regulation 6 so that the words “be sealed with the seal” shall be held to be delete and there shall be inserted in lieu thereof the words “bear autographic signatures of two directors or one director and the secretary or two authorised signatories of the company”;

regulation 10 so that the words “Neither the purchaser nor, if a different person, the transferee shall be bound to see to the application of the purchase money and” shall be inserted immediately before the words “The title”;

regulation 11 so that the words “thereof as determined by the directors” be inserted after the words “costs”;

regulation 15 so that the words “in whole or in part” shall be inserted after the words “remains unpaid”;

regulation 18 so that there shall be added to the end of the first sentence thereof the words “and all expenses that may have been incurred by the Company by reason of such non-payment”;

regulation 37 so that the words “or any member” shall be held to be delete;

regulation 38 so that the words “or a resolution appointing a person as a director” shall be held to be delete;

regulation 59 so that the second sentence thereof shall be held to be delete;

regulation 64 so that the words in parenthesis shall be held to be delete;

regulation 78 so that the words “Subject as aforesaid” and the words from and including the word “and” to the end of the regulation shall be held to be delete;

regulation 79 so that the second and third sentences thereof shall be held to be delete;

regulation 81 so that

(i)	the year “1960” shall be held to be delete and in lieu thereof the year “1984” shall be inserted; and

(ii)	there shall be added at the end thereof the following additional sub-paragraph

“(f) he shall be the subject of a notice of removal, given pursuant to article 7.8 of the articles of association of the Company.”;

regulation 85 so that there shall be added at the end thereof the following additional sub-paragraph

“(d) may vote on, and be counted in the quorum present at a meeting in relation to, a resolution relating to our touching upon any such transaction, arrangement or body corporate.”;

regulation 89 so that the second sentence thereof shall be held to be delete;

regulation 93 so that the words from and including “but a resolution” to the end of the regulation shall be held to be delete.

2.	SHARE CAPITAL

2.1	The share capital at the date of adoption of these articles is £15,000,000 divided into 15,000,000 ordinary shares of £1.00 each.

2.2	Subject to the provisions of the Act, the Company may at any time and from time to time

2.2.1	issue shares which are or are liable to be redeemable, whether at the option of the Company or the holders thereof, and

2.2.2	purchase its own shares (including any redeemable shares).

3.	PRIVATE COMPANY

3.1	The Company is hereby declared to be a private company and no invitation shall at any time be made to the public to subscribe for any shares or debentures of the Company.

3.2	The Company shall not have power to issue share warrants to bearer.

4.	ALLOTMENT OF SHARES

4.1	The directors shall not be entitled to allot any shares, or grant any rights to subscribe for, or to convert any security into, shares in the capital of the Company, unless otherwise authorised by the Company in general meeting.

4.2

Unless otherwise determined by ordinary resolution of the Company all or any unissued shares shall before issue be offered to the members holding ordinary shares in proportion as nearly as circumstances admit to their existing holdings of such shares. Any such offer shall be made by notice in writing specifying the number of shares comprised in the offer and specifying a date (being not less than fourteen days after the date of the offer) after which the offer, if not by then accepted, will be deemed to have been refused. The offer shall indicate that a member may accept in respect of a lesser number of shares than those comprised in the offer and shall also include notification to the effect that a member to whom the offer is made who desires an allotment of shares in excess of the number of shares comprised in the offer should within twenty one days from the date of the offer state how many excess shares he desires to have. If one or more of the members to whom the offer is made do not accept the offer in respect of all the shares offered to them, the shares in respect of which no acceptance is received (the “excess shares”) shall be applied in satisfying any request or requests for excess shares. In the event of the excess shares being insufficient in number to satisfy all the requests received for excess shares such request or requests for excess shares shall be satisfied to an extent in proportion as nearly as circumstances admit to the then existing holding of ordinary shares of the members making such requests. If any shares are not taken up by the existing members in accordance with the provisions of this article then the directors may dispose of such shares to such persons and on such terms and conditions as they deem desirable and without prejudice to the foregoing generality they may allot such shares in payment for property sold or transferred or for services rendered to the Company or for such other consideration as the directors may think fit and the shares so allotted may be issued as, and shall be deemed to be, partly paid up or fully paid up shares.

4.3	The provisions of sections 89(1) and 90(1) to (6) of the Act (as the same may be modified or re-enacted) are hereby expressly excluded.

5.	TRUSTS

The Company shall be entitled, but shall not be bound, to accept and, in the event of acceptance, shall be entitled to record in such manner as it may think fit, notices of any trusts in respect of any shares of the Company. Notwithstanding any such acceptance and/or the making of any such record, the Company shall not be bound to see to the execution, administration or observance of any trust whether expressed, implied, or constructive, in respect of any shares of the Company and shall be entitled to recognise and give effect to the acts and deeds of the registered holders of such shares as if they were the absolute owners thereof. For the purposes of this provision “trust” includes any right in respect of any shares of the Company other than an absolute right thereto in the holder thereof or such other rights in case of transmission thereof as are hereinafter mentioned.

6.	MEETINGS

No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Save as herein otherwise provided, or in the event of the Company having only one member when the quorum shall be the sole member, a quorum shall be two persons present and holding or representing by proxy in the aggregate at least one-half of the capital of the Company whose holders are entitled to be present and vote.

7.	DIRECTORS

7.1	Unless otherwise determined by the Company in general meeting, the number of directors shall be not less than two.

7.2	A director shall not require a share qualification but nevertheless shall be entitled to attend and speak at any general meeting of the members of the Company.

7.3	Each of the directors shall receive such fee, if any, as such director as the Company shall from time to time determine in general meeting.

7.4	All the directors shall be repaid all travelling, hotel and other expenses properly incurred by them in attending board meetings, or otherwise in connection with the business of the Company.

7.5	Any director who shall be unable to attend in person any meeting of the directors shall be entitled to participate in any such meeting by telephone or any other medium so long as all the directors shall be able to hear each other and any director so participating shall be counted in the quorum of the meeting and shall, subject to the provisions of these articles, be entitled to vote on any resolution put to the meeting.

7.6	Without restricting the generality of the powers conferred on the directors, the directors may give or award pensions, annuities, gratuities and superannuation or other allowances or benefits to any persons who are or have at any time been directors of or employed by or in the service of the Company or of any company which is a subsidiary company of or allied or associated with the Company or any such subsidiary and to the wives, widows, children and other relatives and dependants of any such persons and may set up, establish, support and maintain pension, superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of such persons as are hereinbefore referred to or any of them or any class of them and so that any director shall be entitled to receive and retain for his own benefit any such pension, annuity, gratuity, allowance or other benefit (whether under any such fund or scheme or otherwise) and may vote as a director in respect of the exercise of any of the powers by this article conferred upon the directors, notwithstanding that he is or may be or become interested therein.

7.7	A resolution in writing signed by all the directors for the time being in the United Kingdom shall be as effective as a resolution passed at a meeting of the directors duly convened and held, and may consist of several documents in the like form, each signed by one or more of the directors.

7.8	The holder(s) of more than one half of the equity share capital of the Company shall be entitled at any time and from time to time by notice in writing to the secretary of the Company to appoint any person to be a director of the Company (without limit in number so appointed) and by like notice to remove any of the directors of the Company and at any time or times by like notice to appoint any other person to be a director in place of the director so removed or in place of any director who has died or vacated office in any way.

8.	DIVIDENDS

The Company may in general meeting declare dividends.

9.	INDEMNITY

Subject to the provisions of the Act, every director, auditor, secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto. Regulation 118 Table A shall be extended accordingly.

Company No. 872372

MANAGEMENT AVIATION LIMITED

(“the Company”)

Written record of a decision of the sole member of the Company taken pursuant to Section 382B(1) of the Companies Act 1985 passing the following resolution as a Special Resolution:-

SPECIAL RESOLUTION

THAT the authorised share capital of the Company be increased from £13,000,000 to £25,651,354 by the creation of 10,651,354 new Ordinary Shares of £1.00 each and mat the directors are authorised for the purposes of Section 80 of the Companies Act 1985 from time to time to allot relevant securities, within the meaning of the said section, up to such aggregate nominal value as is equivalent to the authorised share capital of the Company as increased by this Resolution and on such terms and to such persons as they think fit, provided that this authority shall expire 5 years from the date of this written record.

Dated 19th December 1997

Authorised Signatory for and on behalf of Bond Helicopter Services Limited (the Sole Member)